                                                                    EXHIBIT 99.6




           SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN
                               RELATED AFFILIATES

               REPORT ON AUDITS OF COMBINED FINANCIAL STATEMENTS
            AS OF DECEMBER 31, 1998 AND 1997 AND FOR THE YEARS ENDED
                        DECEMBER 31, 1998, 1997 AND 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of SmithKline Beecham plc:


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, changes in parent's equity and cash flows present fairly, in all material respects, the financial position of SmithKline Beecham Clinical Laboratories, Inc. and certain related affiliates (the "Company") at December 31, 1998 and December 31, 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As indicated in Note 1 to the accompanying combined financial statements, the Company has restated its financial statements for the years ended December 31, 1998, 1997 and 1996.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 15, 1999, except as to the last paragraph under the heading Basis of Presentation in Note 1 and the second paragraph of Note 12, for which the date is October 11, 2000

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                             COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS


                                                                               December 31,
                                                                  --------------------------------------

                                                                         1998                 1997
                                                                  ------------------    ----------------
                                                                     As Restated          As Restated
                                                                     -----------          -----------
Current assets:
     Cash                                                         $            -          $       8,919
     Accounts receivables (net of allowances of
         $101,396 and $84,280 respectively)                              329,102                314,270
     Inventories                                                          17,934                 15,266
     Prepaid expenses and other current assets                             9,975                  7,641
                                                                  ------------------    ----------------
          Total current assets                                           357,011                346,096

Goodwill and other intangibles, net                                      503,879                532,981
Property, plant and equipment, net                                       215,519                218,664
Other assets                                                              35,862                 21,216
                                                                  ------------------    ----------------

          Total assets                                            $    1,112,271          $   1,118,957
                                                                  ==================    ================




                         LIABILITIES AND PARENT'S EQUITY

Current liabilities:
     Accounts payable                                             $       39,152         $    34,429
     Current portion of long-term debt                                     2,160               2,134
     Accrued compensation and benefits                                    37,657              32,543
     Other current liabilities                                            45,644              36,762
                                                                  ------------------    ----------------
          Total current liabilities                                      124,613             105,868

Long-term debt                                                            32,902              35,140
Commitments and contingent liabilities
Parent's equity                                                          954,756             977,949
                                                                  ------------------    ----------------

          Total liabilities and Parent's equity                   $    1,112,271         $ 1,118,957
                                                                  ==================    ================




The accompanying notes are an integral part of the combined financial statements

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                             Years Ended December 31,
                                                                  1998                  1997                   1996
                                                          -------------------     -----------------    ------------------
                                                              As Restated            As Restated
                                                              -----------            -----------

Net revenues                                                  $ 1,567,843             $ 1,415,356          $  1,287,734

Costs and expenses:
     Cost of services                                           1,043,255                 927,710               909,114
     Provision for bad debts                                      145,009                 124,116                65,656
     Selling, general and administrative                          279,505                 252,311               232,238
     Interest expense, net                                         47,640                  46,069                45,637
     Amortization of goodwill and intangibles                      30,270                  32,879                37,439
     Other income, net                                            (25,911)                 (7,843)               (1,424)
                                                          -------------------     -----------------    ------------------

Total costs and expenses                                        1,519,768               1,375,242             1,288,660
                                                          -------------------     -----------------    ------------------

Income (loss) before taxes                                         48,075                  40,114                  (926)

Income tax expense                                                 29,347                  26,623                11,462
                                                          -------------------     -----------------    ------------------

Net income (loss)                                             $    18,728             $    13,491          $    (12,388)
                                                          ===================     =================    ==================




The accompanying notes are an integral part of the combined financial statements

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                COMBINED STATEMENTS OF CHANGES IN PARENT'S EQUITY
                             (DOLLARS IN THOUSANDS)




                                                                             As Restated
                                                                          ------------------
  Balance at December 31, 1995 as previously reported                            $  997,138

  Prior year's restatement, net of tax                                               (2,500)
                                                                          -------------------

  Balance at December 31, 1995                                                      994,638

  Loss                                                                              (12,388)

  Net transfers (to) from parent                                                    (13,975)
                                                                          -------------------

  Balance at December 31, 1996                                                      968,275

  Net income                                                                         13,491

  Net transfers (to) from parent                                                     (3,817)
                                                                          -------------------

  Balance at December 31, 1997                                                      977,949

  Net income                                                                         18,728

  Net transfers (to) from parent                                                    (41,921)
                                                                          -------------------

  Balance at December 31, 1998                                                   $  954,756
                                                                          ===================




The accompanying notes are an integral part of the combined financial statements

SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                      Years Ended December 31,

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:                                 1998                  1997               1996
                                                                      -----------------      ---------------    ----------------
                                                                         As Restated           As Restated
                                                                         -----------           -----------


Net income (loss)                                                          $   18,728            $  13,491           $ (12,388)
   Adjustments to reconcile net income (loss) to net
   Cash provided by operating activities:
     Depreciation and amortization                                             65,439               71,837              79,963
     Gain on sale of assets                                                   (14,773)              (6,017)             (2,827)
     Provisions for bad debts                                                 145,009              124,116              65,656
     Equity in undistributed earnings of affiliates                            (2,403)                (613)               (497)
     Changes in assets and liabilities:
          Increase in accounts receivable                                    (159,841)            (164,158)            (93,158)
          Increase in inventories                                              (2,668)                (540)             (1,143)
         (Increase) decrease in prepaid expenses and other
          current assets                                                       (2,334)               1,219              (3,329)
          Increase in accounts payable, accrued compensation and
          benefits and other current liabilities                               18,745                2,149               4,055
                                                                      ----------------- ---- --------------- -- ----------------

Net cash provided by operating activities                                      65,902               41,484              36,332
                                                                      -----------------      ---------------    ----------------

CASH FLOWS USED IN INVESTING ACTIVITIES:

Capital expenditures                                                          (35,200)             (27,978)            (33,949)
Proceeds from sale of assets                                                    4,512                5,289               9,507
Expenditures for other intangible assets                                            -               (3,955)             (1,005)
                                                                      -----------------      ---------------    ----------------

Net cash used in investing activities                                         (30,688)             (26,644)            (25,447)
                                                                      -----------------      ---------------    ----------------

CASH FLOWS USED IN FINANCING ACTIVITIES:

Net transfers to Parent                                                       (41,921)              (3,817)            (13,975)
Repayment of long-term debt                                                    (2,212)              (2,104)             (2,726)
                                                                      -----------------      ---------------    ----------------

Net cash used in financing activities                                         (44,133)              (5,921)            (16,701)
                                                                      -----------------      ---------------    ----------------
(Decrease) increase in cash                                                    (8,919)               8,919              (5,816)
Cash, beginning of year                                                         8,919                    -               5,816
                                                                      -----------------      ---------------    ----------------
Cash, end of year                                                          $        -            $   8,919           $       -
                                                                      -----------------      ---------------    ----------------

Supplemental cash flow information:
   Cash paid for:
       Interest                                                            $    2,597            $   2,299           $   2,392
   Non cash investing and financing activities:
       Stock received in exchange for assets                               $   14,457            $   6,375           $       -
       Investment acquired for note payable                                $        -            $   2,728           $       -




The accompanying notes are an integral part of the combined financial statements

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION

SmithKline Beecham Clinical Laboratories, Inc. is a subsidiary of SmithKline Beecham Corporation ("SmithKline Beecham Corp"), itself an indirect subsidiary of SmithKline Beecham plc ("SmithKline Beecham plc" or the "Parent"), a public limited company incorporated in 1989 under the laws of England and Wales. The other entities combined in these financial statements are also indirectly owned subsidiaries of SmithKline Beecham plc.

The combined financial statements of SmithKline Beecham Clinical Laboratories, Inc., and certain related affiliates ("the Company"), include the accounts of the following:

-      SBCL Inc. (US)
-      SmithKline Beecham Clinical Laboratories Inc. (US)
-      The clinical laboratory operations of Fournex SA (Belgium)
- The clinical laboratory operations of SmithKline Beecham Laboratoires Pharmaceutiques SA (France)
- The clinical laboratory operations of SmithKline Beecham Capital BV (Netherlands)
-      The clinical laboratory operations of SmithKline Beecham plc (UK)

The combined financial statements reflect the assets and liabilities, results of operations and cash flows of the Company as if the Company had existed and operated as a separate business.

The Company's previously issued financial statements for the years ended December 31, 1998, 1997, 1996, and 1995 have been restated to properly reflect the provisions for bad debts and the determination of net revenues. The impact of these adjustments on the Company's financial results as originally reported is summarized below:

                                   1998                         1997
                        ---------------------------- ---------------------------
                             As                           As
                         Previously                   Previously
                          Reported      As Restated    Reported     As Restated
                        -------------- ------------- ------------- -------------

Net revenues            $  1,579,843   $ 1,567,843   $ 1,415,356   $ 1,415,356
Total costs and
   expenses                1,519,768     1,519,768     1,362,742     1,375,242
Income (loss)
   before taxes               60,075        48,075        52,614        40,114
Income tax expense            34,147        29,347        31,623        26,623
Net income (loss)             25,928        18,728        20,991        13,491
Parent's equity at
   the end of year           981,756       954,756       992,949       977,949


                                   1996                         1995
                        ---------------------------- ---------------------------
                             As                           As
                         Previously                   Previously
                          Reported      As Restated    Reported     As Restated
                        ------------- -------------- ------------- -------------

Net revenues            $ 1,287,734   $ 1,287,734
Total costs and
   expenses               1,288,660     1,288,660
Income (loss)
   before taxes                (926)         (926)
Income tax expense           11,462        11,462
Net income (loss)           (12,388)      (12,388)
Parent's equity at
   the end of year          970,775       968,275    $   997,138   $   994,638


  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)


PRINCIPLES OF COMBINATION

All significant intercompany accounts and transactions within the Company have been eliminated as part of the combination. Investments in companies which are 20-50 percent owned by the Company are accounted for using the equity method of accounting. All other investments are accounted for using the cost method.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The functional currency for the Company's foreign operations is the applicable local currency. The combined financial results of the Company are subject to exchange rate fluctuations involving the U.S. dollar and a number of foreign currencies. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using the rates of exchange at the balance sheet date and for revenue and expense accounts using average rates of exchange for the period. Currency translation adjustments arising on the opening net equity of the foreign operations and the differences between average and balance sheet exchange rates and, along with current year translations are taken as an adjustment to Parent's equity.

INVENTORIES

Inventories are valued at the lower of cost or market and consist mainly of laboratory testing supplies. Cost is determined by the average cost method.

FINANCIAL INSTRUMENTS

The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximate their recorded value.

DEBT AND EQUITY SECURITIES

The Company accounts for debt and equity securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The statement requires the Company's available-for-sale securities to be reported at fair value with unrealized holding gains and losses excluded from earnings and reported as a separate component of Parent's equity until realized or until determination that such losses are other than temporary. At December 31, 1998 and 1997 the historical cost of available-for-sale securities approximated their fair value.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of additions and improvements are capitalized, while maintenance and repairs are expensed as incurred. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Useful lives are estimated to be 20-30 years for buildings and 3-7 years for machinery and equipment. Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the life of the asset.

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)


REVENUE RECOGNITION

The Company generally recognizes revenue for services rendered upon completion of the testing process. Billings for services under third party payor programs, including Medicare and Medicaid, are recorded as revenues net of allowances for differences between amounts billed and the expected receipts under such programs. Adjustments, based on final settlement with third party payers, are recorded upon settlement.

The Company has entered into full risk managed care contracts with insurance companies to provide clinical laboratory services. Revenue is recognized in accordance with contract terms. The Company does not purchase reinsurance, as it retains the underwriting risk under these contracts.

OTHER INCOME, NET

Other income, net includes revenues, costs and expenses derived from sources outside of the normal course of the Company's operations. These items, primarily represent gains on sale of assets and settlements of contract disputes.

CONCENTRATIONS OF CREDIT RISK

Concentrations of credit risk with respect to accounts receivable are limited due to the diversity of the Company's clients, with the exception of exposures to Medicare and Medicaid receivables. In 1998, 1997 and 1996, approximately 12%, 15% and 20%, respectively of net revenues were generated by Medicare and Medicaid programs.

GOODWILL AND OTHER INTANGIBLES

Goodwill represents the excess of acquisition costs over the fair value of net assets of purchased businesses and is amortized on the straight-line method over the estimated life not to exceed 40 years. Other intangibles include covenants not to compete, capitalized software, licenses and customer lists and are amortized on the straight-line method over their estimated useful lives up to 20 years.

For U.S. generally accepted accounting principles purposes, the combination of Beecham Group plc and SmithKline Beckman Corporation in 1989 was accounted for using the purchase method. As a result of the 1989 transaction, the Company has reflected goodwill of approximately $532,000 and identifiable intangible assets of approximately $72,000. Management has included such amount based on its evaluation of the respective businesses at the time of the acquisition. Management's estimate of the allocated goodwill was based on a number of factors, primarily the proportion of the Company's operating income to SmithKline Beckman's operating income.


LONG-LIVED ASSETS

In the first quarter of 1996 the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes criteria for recognizing, measuring and disclosing impairments of long-lived assets, identifiable intangibles and goodwill. The adoption of this accounting standard did not have a material impact on the combined financial position or combined results of operations of the Company.

The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The Company uses an estimate of the undiscounted cash flows of the relevant business over the remaining life of the asset in measuring whether there is a possible impairment.

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)


SEGMENT DISCLOSURE

In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting financial and descriptive information about operating segments and related disclosures about products and services, geographic areas and major customers. SFAS No. 131 affects disclosure only and does not affect reported earnings or cash flows.

The Company is engaged in one line of business, clinical laboratory testing. The Company's operations are principally in the United States. Operations outside the United States are principally in Europe. No single foreign country or geographic region is significant to the combined operations. There were no significant amounts of sales of services between geographic regions and no significant amounts of United States export sales.

INCOME TAXES

The Company's US operating results are included in the consolidated federal income tax return of SmithKline Beecham Corp. Operating results for foreign entities are included in the applicable foreign income tax return. However, for financial reporting purposes, the Company's provision for income taxes is computed on a separate entity basis.

The Company uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period when the change is enacted.

COMPREHENSIVE INCOME

In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". The impact of the adoption of this statement was not material to the combined financial statements.

(2)    RELATED PARTY TRANSACTIONS

Certain corporate services and other expenses are charged to the Company by affiliated companies on a direct basis, based on resource usage or dedicated support percentage. Such amounts are included in the combined statements of operations of the Company.

The combined financial statements also include allocations from the affiliated companies of costs for services, including certain accounting and tax, treasury and cash management, data processing, legal and environmental, facility and risk management, human resources and labor relations, and government and public affairs which are not charged directly to the Company. These overhead costs have been included in these financial statements based on the relative percentage of operating income to the consolidated operating income which management believes is a reasonable basis for such cost allocation. Such indirect charges are reflected in the combined statements of operations and amounted to approximately $7,300, $7,500 and $10,600 for the years ended December 31, 1998, 1997 and 1996, respectively.

The U.S. operations of the Company participate in SmithKline Beecham Corp's cash management system, and the non-U.S. operations of the Company participate in SmithKline Beecham plc's cash management system. Accordingly, cash received from the Company's operations is administered centrally along with the financing of working capital requirements and capital expenditures. The combined statements of operations include approximately $45,130, $43,542 and $43,254 for the years ended December 31, 1998, 1997 and 1996, respectively, related to allocations of interest costs of borrowings of the Parent, deemed to be related to the operations of the Company.

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)


The Company performed clinical laboratory testing for the Parent and its subsidiaries. Revenues for these services were $20,034, $37,338 and $12,033 in 1998, 1997 and 1996, respectively. These amounts are included in net revenues in the combined statements of operations.

All receivables from and payables to the Parent, or any of it's subsidiaries have been presented as transfers to or from the Parent, as a component of Parent's equity.

The Company is insured through its Parent's captive insurance company on a claims made basis. Insurance premiums are paid by SmithKline Beecham Corp. and are charged back to the Company. Reserves for incurred but not reported claims of $26,034 and $24,560 are included in the combined balance sheets as of December 31, 1998 and 1997, respectively, as a component of Parent's equity.

(3)    GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangibles consist of the following:

                                                                              December 31,
                                                              ----------------------------------------------
                                                                      1998                     1997
                                                              ---------------------    ---------------------

       Goodwill                                                        $  616,144               $  616,144
       Customer Lists                                                      71,311                   71,311
       Non-compete agreements                                              31,390                   31,390
       Other intangibles                                                   48,675                   66,619
                                                              ---------------------    ---------------------

                                                                          767,520                  785,464
              Less accumulated amortization                              (263,641)                (252,483)
                                                              ---------------------    ---------------------

                                                                       $  503,879               $  532,981
                                                              =====================    =====================


(4)   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                                              December 31,
                                                              ----------------------------------------------
                                                                      1998                     1997
                                                              ---------------------    ---------------------

       Land and buildings                                              $  129,509               $  127,240
       Leasehold improvements                                              30,167                   29,937
       Property under capital leases                                       32,024                   32,024
       Furniture and fixtures                                              25,120                   24,589
       Machinery and equipment                                            228,579                  229,271
                                                              ---------------------    ---------------------

                                                                          445,399                  443,061
       Less accumulated depreciation and amortization                    (229,880)                (224,397)
                                                              ---------------------    ---------------------

                                                                       $  215,519               $  218,664
                                                              =====================    =====================

Depreciation and amortization expense related to property, plant and equipment was $35,169, $38,958 and $42,524 in 1998, 1997 and 1996, respectively.

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)


(5)    DEBT

The Company's long-term debt at December 31, 1998 and 1997 consists of debt held at fixed and variable rates ranging from 7.6% to 12.5% at December 31, 1998, and obligations related to capital leases for two facilities at an imputed interest rate of 7.1% at December 31, 1998.

The aggregate maturities of long-term debt and capital leases for the years subsequent to December 31, 1998 are as follows:

       Year                                         Long Term Debt             Capital Leases
                                                  --------------------     ------------------------

       1999                                                  $    761                    $  2,728
       2000                                                     1,411                      29,110
       2001                                                     1,396                           -
       2002                                                     2,650                           -
       Thereafter                                                   -                           -
                                                  --------------------     ------------------------
                                                             $  6,218                    $ 31,838
                                                  --------------------     ------------------------

       Imputed interest                                                                    (2,994)
                                                                           ------------------------
       Present value of minimum lease payments                                             28,844
       Less: current portion                                                                1,399
                                                                           ------------------------
       Long-term capitalized lease obligations                                           $ 27,445
                                                                           ========================




In 2000, the capital leases on the two facilities expire, at which point the Company has three options: extend the leases for three years, at which point the Company is obligated to purchase the facilities, purchase the facilities or find a third party to purchase the facilities.

It has been assumed that the Company will purchase the facilities at the end of the initial lease period for the purposes of the above table. If the last option is chosen, the Company is liable for any difference between the residual value and the fair market value if the residual value exceeds the fair value. SmithKline Beecham Clinical Laboratories, Inc. is a guarantor of debt related to the aforementioned capital leases. At December 31, 1998 total guaranteed debt outstanding approximated the Company's payables to the lessor.

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)


(6)    INCOME TAXES

The components of the provision for (benefit from) income taxes for 1998, 1997 and 1996 are as follows:

                             1998              1997               1996
                         --------------    --------------    ---------------
Current:
    Federal                  $      -          $      -           $ 33,907
    State and local               990                                7,855
    Foreign                    (1,295)              142              1,214
                         --------------    --------------    ---------------
                                 (305)              142             42,976
                         --------------    --------------    ---------------

Deferred:
    Domestic                   29,652            26,481            (31,514)
    Foreign
                                    -                 -                  -
                         --------------    --------------    ---------------
                               29,652            26,481            (31,514)
                         --------------    --------------    ---------------


Total                        $ 29,347          $ 26,623           $ 11,462
                         ==============    ==============    ===============

A reconciliation of the U.S. federal statutory rate to the Company's effective tax rate is as follows:

                                                           1998             1997              1996
                                                        ------------    -------------     -------------
Tax provision (benefit) at statutory rate                     35.0%            35.0%           (35.0%)

State and local income taxes, net of                           5.6              5.5             23.8
  Federal tax benefit
Non-deductible goodwill amortization                          17.4             21.1            835.1
Business meals, and entertainment and other                    0.9              0.9             34.0
Impact of foreign operations                                   2.1              3.9            379.9

                                                        ------------    -------------     -------------
Effective tax rate                                            61.0%            66.4%         1,237.8%
                                                        ============    =============     =============

As of December 31, 1998 and 1997, the Company recorded net deferred tax assets comprised primarily of temporary differences related to net operating losses and reserves. Since the Company does not file a stand-alone income tax return for federal purposes, substantially all of the deferred tax assets and liabilities will not be settled by the Company upon the completion of the transaction with Quest Diagnostics, Inc. ("Quest") (Note 12). Therefore, the deferred tax assets and liabilities have been recorded as transfers to or from Parent, which is a component of Parent's equity. Since the Parent pays taxes on behalf of the Company, income taxes payable or receivable have also been classified as transfers to or from Parent, and included as a component of Parent's equity.

(7)    PENSION BENEFITS

SmithKline Beecham Clinical Laboratories, Inc. participates in the SmithKline Beecham Corp Retirement Plan, a defined benefit pension plan covering substantially all employees. Benefits are based on average final pay and years of service. Information on the actuarial present value of the benefit obligation, fair value of plan assets and pension costs is not provided as such information is not maintained separately for employees of SmithKline Beecham Clinical Laboratories, Inc. Pension expense allocated for 1998, 1997 and 1996 was $26,446, $18,963 and $24,875 respectively. Amounts relating to foreign subsidiaries were not material.

SmithKline Beecham Clinical Laboratories, Inc.'s expenses associated with the Plan are funded by the Parent. Therefore, the liabilities associated with pension expense are classified as transfers to or from Parent, and included as a component of Parent's equity.

 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

(8)        OTHER POSTRETIREMENT AND POSTEMPLOYMENT  BENEFITS

SmithKline Beecham Clinical Laboratories, Inc. participates in certain medical, dental and life insurance programs provided to retired SmithKline Beecham Corp. employees. Substantially all U.S. employees are covered and become eligible for these benefits upon satisfying the appropriate age and service requirements necessary for receipt of these benefits. Generally, non-U.S. employees receive similar benefits from government sponsored plans.

SmithKline Beecham Clinical Laboratories, Inc.'s allocated portion of the net periodic postretirement cost was $20,123, $16,772 and $16,965 in 1998, 1997 and 1996, respectively. SmithKline Beecham Clinical Laboratories, Inc.'s expense associated with other post-retirement benefits are funded by the Parent. Therefore, the liabilities associated with the related expenses are classified as transfers to or from the Parent, and included as a component of Parent's equity.

(9)    COMMITMENTS

The Company leases certain facilities, equipment and automobiles. Certain of the leases provide for payment of taxes, insurance and other charges by the lessee. Rental expense was $41,576 in 1998, $41,978 in 1997 and $42,878 in 1996.

Future minimum rental payments required under non-cancelable operating leases that have initial or remaining terms of more than one year as of December 31, 1998 are as follows:


1999                                       $  25,851
2000                                          16,030
2001                                           8,698
2002                                           2,940
2003                                           1,353
Thereafter                                     1,169
                                ---------------------
                                           $  56,041
                                =====================


(10)    CONTINGENT LIABILITIES

The Company is involved in various legal and administrative proceedings considered normal to its business, including suits claiming damages arising from the Company's services. The Company is also a party to legal proceedings with regard to environmental matters.

In 1996, the Company and the U.S. government and certain states reached a settlement with respect to the government's civil and administrative claims arising from an investigation by the Office of the Inspector General of the U.S. Department of Health and Human Services into the Company's billing and marketing practices. In connection therewith, certain affiliates of the Company paid the government $325 million which had been reserved in prior years.

The Company is also responding to claims and lawsuits from non-governmental parties, including private insurers, self-funded employer plans and patients, concerning similar practices as they may relate to amounts paid by those parties. The lawsuits include ten purported class actions filed in various jurisdictions in the United States and one non-class action complaint by a number of insurance companies that seek damages allegedly arising from payments they made for clinical laboratory testing services. Nine of the purported class actions have been consolidated into one complaint which has been consolidated with the insurers' suit, for pretrial proceedings, in the U.S. District Court for the District of Connecticut. The other purported class action

 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

remains pending in state court in Illinois. Similar claims by several other individual third party payers have been settled. SmithKline Beecham plc has agreed to indemnify the Company for the after-tax expense of any similar such settlements entered into after December 31, 1998.

Although the outcome of claims, legal proceedings and other matters in which the Company is involved cannot be predicted with any certainty, the Company does not expect that its ultimate liability for such matters, after taking into account provisions, tax benefits and insurance, to have a material adverse effect on its financial condition, results of operations or cash flows.

(11)    STOCK COMPENSATION PLANS

The Company applies Accounting Principle Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for performance-based awards. Certain management personnel of the Company receive SmithKline Beecham stock options.

1989 and 1991 Plans:

The Company participates in the Parent's SmithKline Beecham UK Executive Share Option Plan 1989 and the SmithKline US Executive Share Option Plan 1989. The Company also participates in the Parent's employee share ownership plan under which the employees are granted options over Ordinary Shares and Ordinary Share ADRs (American Depository Receipts) purchased in the market by the ESOT (Employee Share Ownership Trust) established in 1991. Under these plans, eligible employees may be granted options to subscribe for unissued Shares (or Share ADRs),or in the case only of the 1991 Plan issued shares bought by the ESOT, at prices no less than the higher of the average middle market price on the five days prior to the grant or their nominal amount. Options are normally exercisable between the third and tenth anniversaries of the date of grant. Options are no longer granted under the US 1989 Plan. The Parent restricts the number of shares that can be issued for sale to option holders to 5% of the issued share capital of the Parent.

If the Company had followed the fair value method for the 1989 and 1991 stock option plans, in accordance with Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," pro-forma net income (loss) as compared to net reported income (loss) would have been approximately:

                                                        1998                      1997                       1996
                                                ---------------------    -----------------------    -----------------------
Net income (loss):
       - as reported                                      $  18,728        $        13,491                 $  (12,388)
       - pro forma                                        $ (12,831)       $        (3,688)                $  (17,804)


The pro forma results may not be representative of the effects on reported income for future years. The fair value of each stock option grant has been estimated on the date of the grant using the Black Scholes option pricing model with the following weighted average assumptions:

Years Ended December 31,                            1998              1997               1996
                                                -------------     -------------      --------------

     Interest rate                                      4.3%              6.5%                7.5%
     Dividend yield                                     1.4%              1.6%                2.6%
     Expected volatility                               39.0%             32.0%               22.0%
     Expected life in years                             7yrs              7yrs                7yrs
     Forfeiture rate                                    1.0%              1.0%                1.0%
     Average fair-value of options                   $ 28.05           $ 16.01              $ 8.66

 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

For 1998, 1997 and 1996, the Company's stock option activity in ADRs for the 1989 and 1991 stock option plan for ADRs is summarized below:

                                                      1998                 1997                   1996
                                                 ----------------     ----------------      ------------------

Outstanding at beginning of year                      5,791,198            4,604,126               4,781,082
Granted                                               1,958,949            2,226,423                 581,907
Forfeited/Cancelled                                     (90,267)             (84,197)               (109,759)
Exercised                                              (914,425)            (955,154)               (649,104)
Outstanding at end of year                            6,745,455            5,791,198               4,604,126
Exercisable at end of year                            1,632,150            1,680,090               1,686,530


Other Stock-Based Compensation Plans:

Certain employees of the Company participate in other stock-based compensation plans, which under APB 25 qualify as variable plans. Expenses recognized in relation to these plans were $6,288, $2,277 and $383 in 1998, 1997 and 1996, respectively.

(12)    SUBSEQUENT EVENTS

On February 9, 1999, SmithKline Beecham plc entered into an agreement to sell the Company to Quest Diagnostics in exchange for approximately $1 billion of cash and 12.6 million shares of Quest Diagnostics common stock, which will approximate 29.5% of Quest's Diagnostics' outstanding common stock at the closing. As part of the purchase agreement, various compensation plans will be altered. Also, as a result of the transaction with Quest Diagnostics the future capital lease commitments may be accelerated due to change in control provisions of the lease agreements.

On August 16, 1999, Quest Diagnostics completed the acquisition of the Company from SmithKline Beecham plc for approximately $1.025 billion in cash and through the issuance of 12,564,336 shares of common stock of Quest Diagnostics. The agreement to sell the Company included a provision for a purchase price adjustment. On October 11, 2000, SmithKline Beecham plc and Quest Diagnostics announced that they agreed to a reduction in the purchase price of $98.6 million.